Azzad Funds 485BPOS

Exhibit (j)

October 28, 2026

Azzad Funds

3141 Fairview Park Drive

Suite 355

Falls Church, VA 22042

Dear Board Members:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 13 to the Azzad Funds Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 51 to the Registration Statement (the “Amendment”). We also consent to all references to us in the Amendment.

Sincerely,

/s/ Thompson Hine LLP
Thompson Hine LLP